Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 17, 2000, except for the subsequent events described in Note 10 and Note 21, as to which the dates are March 23, 2000 and April 7, 2000, respectively, which appears in Dental/Medical Diagnostic Systems, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/ PRICEWATERHOUSECOOPERS LLP
Woodland Hills, California
October 23, 2000